UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 31, 2017

Oglethorpe Power Corporation

(An Electric Membership Corporation)

(Exact name of registrant as specified in its charter)

GEORGIA	333-192954	58-1211925
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 East Exchange Place
Tucker, Georgia	30084-5336
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01              Other Events.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financial Condition — Capital Requirements and Liquidity and Sources of Capital — Vogtle Units No. 3 and No. 4” and Notes K and L in our quarterly report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 10, 2017, for additional information regarding (i) our 30% interest in the two new nuclear generating units under construction at Plant Vogtle, Units No. 3 and No. 4 in which we are participating with Georgia Power Company, acting as agent, the Municipal Electric Authority of Georgia, and the City of Dalton, Georgia, acting by and through its Board of Water, Light, and Sinking Fund Commissioners, doing business as Dalton Utilities (collectively, the Co-owners), (ii) the guarantee by Toshiba Corporation (the Toshiba Guarantee) of certain obligations of Westinghouse Electric Company LLC and WECTEC Global Project Services Inc. (together, Westinghouse) and a settlement agreement between Georgia Power, the other Co-owners and Toshiba regarding the Toshiba Guarantee (the Guarantee Settlement Agreement); (iii) Toshiba’s financial situation, including its announcement that material events and conditions raise substantial doubt about Toshiba’s ability to continue as a going concern; and (iv) an amended and restated services agreement dated July 20, 2017, between Georgia Power, for itself and as agent for the other Co-owners, and Westinghouse (as amended and restated, the Services Agreement).

On August 31, 2017, Georgia Power filed its 17th Vogtle Construction Monitoring report (VCM 17 Report) with the Georgia Public Service Commission.  In the VCM 17 Report, Georgia Power recommended that construction on Vogtle Units No. 3 and No. 4 be continued with Southern Nuclear Operating Company serving as project manager. The recommendation to continue construction is supported by all the Co-owners and is based on the results of a comprehensive schedule, cost-to-complete and cancellation assessment.  The Georgia Public Service Commission is expected to review the recommendation and make a decision regarding the future of the Vogtle project as part of Georgia Power’s 17th Vogtle Construction Monitoring proceeding.  Georgia Power has stated that the Georgia Public Service Commission is expected to make a decision on these matters by February 2018.

Georgia Power also announced that it has selected Bechtel Corporation as primary construction contractor for the additional Vogtle units.  Bechtel will work under the direction of Southern Nuclear.  Westinghouse will remain on site and provide engineering, procurement and licensing support, as well as access to intellectual property necessary to complete the project pursuant to the Services Agreement.

Based on our preliminary assessment, our project budget ranges from approximately $6.5 billion to $7.3 billion, including a contingency amount. These estimates assume commercial operation dates that range from mid-2021 to mid-2022 for Unit 3 and a year later for Unit 4. They also assume 100% recovery of our $1.1 billion share of the Guarantee Obligations from Toshiba. This preliminary budget range represents potential costs based on various assumptions regarding cost and schedule to complete the additional Vogtle Units. We anticipate Southern Nuclear will manage the project toward the lower end of our budget range; however, we are conservatively planning around the upper end of our range.

In connection with the recommendation to continue with construction of Vogtle Units No. 3 and No. 4, the Co-owners agreed on a term sheet to amend the existing joint ownership agreements to provide for additional Co-owner approval requirements.  Under the term sheet, the holders of at least 90% of the ownership interests in Vogtle Units No. 3 and No. 4 must vote to continue construction if certain adverse events occur, including: (i) the bankruptcy of Toshiba or a material breach by Toshiba of the Guarantee Settlement Agreement; (ii) termination or rejection in bankruptcy of certain agreements, including the Services Agreement or agreements with the primary construction contractor selected to complete construction (Bechtel Corporation); (iii) the Georgia Public Service Commission determines that any of Georgia Power’s costs relating to the construction of Vogtle Units No. 3 and No. 4 will not be recovered in retail rates because such costs are deemed unreasonable or imprudent; or (iv) an increase in the construction budget contained in the VCM 17 Report by more than $1 billion or extension of the project schedule contained in the VCM 17 Report by more than one year. In addition, under the term sheet, the required approval of holders of ownership interests in Vogtle Units No. 3 and No. 4 is at least (i) 90% for a change of the primary construction contractor and (ii) 67% for material amendments to the Services Agreement or agreements with the primary construction contractor or Southern Nuclear.

The term sheet also provides that the Co-owners’ sole recourse against Georgia Power or Southern Nuclear for any action or inaction in connection with their performance as agent for the Co-owners is limited to removal of Georgia Power and/or Southern Nuclear as agent, except in cases of willful misconduct.

The ultimate outcome of these matters cannot be determined at this time.

Cautionary Statement Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties.  Forward-looking information includes, among other things, statements concerning the finalization of agreements. We caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside of our control; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in our Form 10-Q for the quarterly period ended June 30, 2017 under the heading “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS,” and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: any inability or other failure by Toshiba to perform its obligations under the Toshiba Guarantee; the ability to control costs and avoid cost overruns during the development and construction of Vogtle Units No. 3 and No. 4; and legal proceedings and regulatory approvals and actions related to Vogtle Units No. 3 and No. 4, including Georgia Public Service Commission approvals and Nuclear Regulatory Commission actions. We expressly disclaim any obligation to update any forward-looking information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Date:	August 31, 2017	By:	/s/ MICHAEL L. SMITH
Michael L. Smith
President and Chief Executive Officer